Exhibit 99.4

LETTER TO BENEFICIAL HOLDERS

ACADIA HEALTHCARE COMPANY, INC.

Offer to Exchange

6.125% Senior Notes due 2021

for Any and All Outstanding

6.125% Senior Notes due 2021

Pursuant to the Prospectus dated [                    ], 2014

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [                    ], 2014 (THE “EXPIRATION DATE”), UNLESS EXTENDED BY ACADIA HEALTHCARE COMPANY, INC. IN ITS SOLE DISCRETION.

[                    ], 2014

To Our Clients:

Enclosed for your consideration is a Prospectus dated [                    ], 2014 (the “Prospectus”) and a Letter of Transmittal (the “Letter of Transmittal”) that together constitute the offer (the “Exchange Offer”) by Acadia Healthcare Company, Inc., a Delaware corporation (the “Issuer), to exchange up to $150,000,000 of its 6.125% Senior Notes due 2021 (together with the guarantees thereof, the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like aggregate principal amount of its outstanding 6.125% Senior Notes due 2021, issued and sold in a transaction exempt from registration under the Securities Act (the “Outstanding Notes”), upon the terms and conditions set forth in the Prospectus. The Prospectus and Letter of Transmittal more fully describe the Exchange Offer. Capitalized terms used but not defined herein have the meanings given to them in the Prospectus.

These materials are being forwarded to you as the beneficial owner of Outstanding Notes carried by us for your account or benefit but not registered in your name. A tender of any Outstanding Notes may be made only by us as the registered holder and pursuant to your instructions. Therefore, the Issuer urges beneficial owners of Outstanding Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Outstanding Notes in the Exchange Offer.

Accordingly, we request instructions as to whether you wish us to tender any or all of your Outstanding Notes, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender your Outstanding Notes.

Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Outstanding Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on the Expiration Date. Outstanding Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

If you wish to have us tender any or all of your Outstanding Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Outstanding Notes held by us and registered in our name for your account or benefit.

Instructions to Registered Holder

from Beneficial Owner of

6.125% Senior Notes due 2021 of

ACADIA HEALTHCARE COMPANY, INC.

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer of the Issuer. Capitalized terms used but not defined herein have the meanings given to them in the Prospectus.

This will instruct you to tender the principal amount of Outstanding Notes indicated below held by you for the account or benefit of the undersigned, pursuant to the terms of and conditions set forth in the Prospectus and the Letter of Transmittal.

The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (fill in amount):

$                     of the Outstanding Notes.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐         To TENDER the following Outstanding Notes held by you for the account of the undersigned (insert principal amount of Outstanding Notes to be tendered, if any):

$                     of the Outstanding Notes.

☐         NOT to TENDER any Outstanding Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Outstanding Notes, including but not limited to the following representations: (i) the undersigned is acquiring the Exchange Notes in the ordinary course of business of the undersigned; (ii) the undersigned is not engaging in and does not intend to engage in a distribution of such Exchange Notes within the meaning of the federal securities laws; (iii) the undersigned has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes; (iv) the undersigned is not an “affiliate,” as defined in Rule 405 under the Securities Act, of the Issuer; and (v) the undersigned is not acting on behalf of any persons who could not truthfully make the foregoing representations; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal and this instruction letter; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of Outstanding Notes.

The purchaser status of the undersigned is (check the box that applies):

☐         A “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act);

☐         A non “U.S. person” (as defined in Regulation S under the Securities Act) that purchased the Outstanding Notes outside the United States in accordance with Rule 904 under the Securities Act.

☐         An institutional “accredited investor” within the meaning of Rule 501 under the Securities Act that acquired the Outstanding Notes for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act

SIGN HERE

Dated:                     , 2014

Name of beneficial owner(s):

Signature(s):

Name(s) of Signatory(ies), if different from beneficial owner (please print):

Address:

Principal place of business (if different from address listed above):

Telephone Number(s):

Taxpayer Identification or Social Security Number Date: